UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 4, 2012

Date of Report (Date of earliest event reported)

Medicis Pharmaceutical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7720 North Dobson Road Scottsdale, Arizona 85256 (Address of principal executive offices) (Zip Code)

(602) 808-8800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Company Files Suit against Zydus Pharmaceuticals USA, Inc. and Cadila Healthcare Ltd. d/b/a Zydus Cadila

On June 4, 2012, Medicis Pharmaceutical Corporation (the “Company”) filed suit against Zydus Pharmaceuticals USA, Inc. and Cadila Healthcare Ltd. d/b/a/ Zydus Cadila (together, “Zydus”) in the United States District Court for the District of Delaware. On June 5, 2012, the Company filed suit against Zydus in the United States District Court for the District of New Jersey. The suits seek an adjudication that Zydus has infringed one or more claims of the Company’s U.S. Patent Nos. 5,908,838, 7,790,705 and 7,919,483 (the “Patents”) by submitting to the U.S. Food and Drug Administration an Abbreviated New Drug Application for generic versions of SOLODYN® (minocycline HCl, USP) Extended Release Tablets in 45mg, 55mg, 65mg, 80mg, 90mg, 105mg and 135mg strengths. The relief requested by the Company includes requests for a permanent injunction preventing Zydus from infringing the asserted claims of the Patents by engaging in the manufacture, use, offer to sell, sale, importation or distribution of generic versions of SOLODYN before the expiration of the Patents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION

Date: June 6, 2012	By:	/s/ Seth L. Rodner
Seth L. Rodner
Executive Vice President, Chief Legal Officer and Corporate Secretary